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   As filed with the Securities and Exchange Commission on November 24, 2003
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                            Amerada Hess Corporation
             (Exact name of registrant as specified in its charter)

                Delaware                                  13-4921002
     (State or Other Jurisdiction of                   (I.R.S. Employer
      Incorporation or Organization)                  Identification No.)


   1185 Avenue of the Americas                               10036
       New York, New York                                 (Zip Code)
(Address of Principal Executive Offices)


If this form relates to the registration of a class of     If this form relates to the registration of a class
securities pursuant to Section 12(b) of the Exchange       of securities pursuant to Section 12(g) of the
Act and is effective upon filing pursuant to General       Exchange Act and is effective pursuant to
Instruction A.(c), check the following box [x]             General Instruction A.(d), check the following
                                                           box [ ]

       Securities Act registration statement file number to which this form relates: 333-110294

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        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                   Name of Each Exchange on Which
       to be so Registered                   Each Class is to be Registered

       7% Mandatory Convertible Preferred    New York Stock Exchange
         Stock par value $1.00 per share

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     A description of the 7% Mandatory Convertible Preferred Stock of the
Registrant (the "Registrant") is set forth under the heading "Description of ACES" in the Prospectus Supplement filed pursuant to Rule 424(b)(2) on November
20, 2003 which is part of our Registration Statement on Form S-3 (File No.
333-110294), (the "Registration Statement"), filed with the Securities and
Exchange Commission on November 6, 2003, which information is incorporated by reference herein.

     We plan to list these shares on the New York Stock Exchange under the symbol "AHCPR".

Item 2.  Exhibits.

     The following exhibits to this registration statement are hereby incorporated herein by reference.

3.1  Certificate of Designation, Preferences and Relative, Optional and Other
     Special Rights and Qualifications, Limitations and Restrictions thereof of
     7% Mandatory Convertible Preferred Stock of Amerada Hess Corporation incorporated by reference to Exhibit 3 of Form 8-K, filed with the Securities and Exchange Commission on November 24, 2003.

3.2  Restated Certificate of Incorporation incorporated by reference to Exhibit
     3.1 of Form S-3 (File No. 333-110294), filed with the Securities and
     Exchange Commission on November 6, 2003.

3.3  Certificate of Designation, Preferences and Rights of 3% Cumulative
     Convertible Preferred Stock of Amerada Hess Corporation incorporated by reference to Exhibit 4 of Form 10-Q of Amerada Hess Corporation for three months ended June 30, 2000.

                                      -2-
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        AMERADA HESS CORPORATION


Date:  November 24, 2003                By: /s/ John Y. Schreyer
                                           --------------------------------
                                           Name:   John Y. Schreyer
                                           Title:  Executive Vice President
                                                   and Chief Financial Officer


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                                  EXHIBIT INDEX
                                  -------------


3.1  Certificate of Designation, Preferences and Relative, Optional and Other
     Special Rights and Qualifications, Limitations and Restrictions thereof of
     7% Mandatory Convertible Preferred Stock of Amerada Hess Corporation incorporated by reference to Exhibit 3 of Form 8-K, filed with the Securities and Exchange Commission on November 24, 2003.

3.2  Restated Certificate of Incorporation incorporated by reference to Exhibit
     3.1 of Form S-3 (File No. 333-110294), filed with the Securities and
     Exchange Commission on November 6, 2003.

3.3  Certificate of Designation, Preferences and Rights of 3% Cumulative
     Convertible Preferred Stock of Amerada Hess Corporation incorporated by reference to Exhibit 4 of Form 10-Q of Amerada Hess Corporation for three months ended June 30, 2000.